Exhibit 16(iii) under Form N-1A
Exhibit 99 under Item 601/Reg.S-K


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


Schedule for Computation      Initial
of Fund Performance Data      Invest of:   $1,000
                              Offering
G P PREMIER FUND              Price/
                              Share=       $10.31
Return Since Inception
  ending 2/28/98              NAV=         $10.00

FYE:  August 31
                                           Begin                            Capital   Reinvest   Ending                   Total
DECLARED: MONTHLY             Reinvest     Period           Dividend        Gain      Price      Period         Ending    Invest
PAID:  MONTHLY                Dates        Shares           /Share          /Share    /Share     Shares         Price     Value
                              10/31/97     96.993           0.000000000     0.00000   $9.84      96.993         $9.84     $954.41
                              11/28/97     96.993           0.000000000     0.00000   $9.65      96.993         $9.65     $935.98
                              12/31/97     96.993           0.001200000     0.00000   $9.74      97.005         $9.74     $944.83
                              1/30/98      97.005           0.000000000     0.00000   $9.63      97.005         $9.63     $934.16
                              2/27/98      97.005           0.000000000     0.00000   $10.36     97.005         $10.36    $1,004.97



$1,000 (1+T) =                End Value
T =                           0.50%



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